EXHIBIT 99.2

July 28, 2015

Dear Stockholder:

We are very pleased to inform you that Industrial Income Trust Inc. (“IIT”), a leading U.S. industrial real estate investment trust, has entered into a definitive merger agreement pursuant to which it will be acquired by Western Logistics II LLC, an affiliate of Global Logistic Properties Limited, in an all cash transaction valued at approximately $4.55 billion, subject to certain transaction costs. Concurrently with the closing of the merger transaction, it is expected that IIT will transfer 11 properties currently owned by IIT that are under development or in the lease-up stage (the “Excluded Properties”) to a liquidating entity (the “Liquidating Entity”), the beneficial interests in which will be distributed pro rata to current IIT stockholders. The Liquidating Entity will sell such Excluded Properties following the closing of the merger with the goal of maximizing the value of the Excluded Properties for IIT’s stockholders.

IIT currently estimates, based on the per share cash consideration to be paid in the merger and the value of assets expected to be distributed to stockholders through the Liquidating Entity, that stockholders may receive approximately US$11.12 per share as total consideration for their shares. This per share amount is based on the following: (i) US$10.30 per share in cash to be paid by GLP pursuant to the merger agreement to stockholders upon closing of the merger with Western Logistics; (ii) an estimated US$0.26 per share in cash to be paid to stockholders at closing, to be funded through net borrowings by the Liquidating Entity; and (iii) an estimated US$0.56 net per share to be paid in cash upon consummation of the sales of all of the Excluded Properties (net of certain estimated expenses), based on management’s current estimates of the value of each Excluded Property upon stabilization, the costs to complete the development and leasing of the Excluded Properties, and liquidation expenses. The actual amounts realized in connection with the financing and upon liquidation of the Liquidating Entity and ultimately distributed by the Liquidating Entity will likely differ, perhaps materially, from this estimate based on, among other things, proceeds available from the financing, market conditions for sales of the Excluded Properties, the amount of time it takes to complete the liquidation and the potential costs associated with the liquidation. There can be no assurance regarding the amount of cash that ultimately will be distributed to IIT stockholders in connection with the financing and the liquidation of the Liquidating Entity or the timing of the liquidation of the Liquidating Entity.

The board of directors of IIT has unanimously approved the merger. The transaction is contingent on the approval by stockholders holding a majority of IIT’s outstanding common stock and, subject to the satisfaction or waiver of certain other closing conditions, the transaction is expected to close in the fourth quarter of 2015 (but no later than November 16, 2015). IIT’s board of directors has recommended that its stockholders vote in favor of the merger.

In connection with this announcement, effective immediately, IIT has suspended both its Share Redemption Program (the “SRP”) and Distribution Reinvestment Plan (the “DRIP”). In addition, each of the SRP and the DRIP will terminate effective as of the closing date of the merger. If you are a current participant in the DRIP, we have enclosed a form for you to provide us information to pay future cash distributions directly to your bank account.

Industrial Income Trust  ¿   518 17th Street 17th Floor  ¿  Denver, Colorado 80202

303.597.1560  ¿  info@industrialincome.com  ¿  industrialincome.com

In the coming weeks, IIT will file with the Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its stockholders a proxy statement and other relevant materials, and hold a meeting of its stockholders to obtain the requisite stockholder approval for the merger transaction. BEFORE MAKING ANY VOTING DECISION, IIT’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC OR INCORPORATED BY REFERENCE THEREIN IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER.

Upon completion of the merger transaction, IIT will have achieved its stated investment objectives of providing consistent current income and value creation through active asset management of its properties, culminating in a successful liquidity event for its stockholders. We thank you for your support.

Sincerely,

Dwight Merriman

Chief Executive Officer

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, IIT intends to file with the Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its stockholders a proxy statement and other relevant materials, and hold a special meeting of its stockholders to obtain the requisite stockholder approval. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, IIT’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The proxy statement and other relevant materials (when they become available) containing information about the proposed transactions, and any other documents filed by IIT with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov and IIT’s website at www.industrialincome.com. In addition, stockholders may obtain free copies of the proxy statement and other documents filed by IIT with the SEC (when available) by directing a written request to the following address: Industrial Income Trust Inc., Attention: Eric Paul, 518 17th Street, Denver, CO 80202.

IIT and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of IIT in connection with the merger. Information about those executive officers and directors of IIT and their ownership of common stock is set forth in the proxy statement for IIT’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 17, 2015. Stockholders may obtain additional information regarding the direct and indirect interests of IIT and its executive officers and directors in the merger by reading the proxy statement regarding the merger when it becomes available.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform of 1995. These forward-looking statements generally can be identified by use of statements that include words such as “intend,” “plan,” “may,” “should,” “could,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity” and similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of IIT to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors may include, but are not limited to, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the failure of IIT to obtain the requisite vote of stockholders required to consummate the proposed merger or the failure to satisfy the other closing conditions to the merger or any of the other transactions contemplated by the merger agreement; (iii) risks related to disruption of management’s attention from IIT’s ongoing business operations due to the transaction; (iv) the effect of the announcement of the merger on the ability of IIT to retain key personnel, maintain relationships with its customers and suppliers, and maintain its operating results and business generally; (v) the ability of third parties to fulfill their obligations relating to the proposed transaction, including providing financing under current financial market conditions; (vi) the actual distributions to be received by stockholders from the Liquidating Entity, if any, the timing of such distributions and the market prices for the Excluded Properties at the time of any sales by the Liquidating Entity, including costs related thereto; (vii) the outcome of any legal proceedings that may be instituted against IIT and others related to the merger agreement; (viii) the ability of IIT to implement its operating strategy; (ix) IIT’s ability to manage planned growth; (x) changes in economic cycles; and (xi) competition within the real estate industry.

In addition, these forward-looking statements reflect IIT’s views as of the date on which such statements were made. IIT anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing IIT’s views as of any date subsequent to the date hereof. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by IIT or any other person that the results or conditions described in such statements or the objectives and plans of IIT will be achieved. Additional factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in IIT’s SEC reports, including, but not limited to, the “Risk Factors” section of IIT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 27, 2015, the “Risk Factors” section of IIT’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015, which was filed with the SEC on May 13, 2015 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. IIT expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.